UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 12, 2009
Gen-Probe Incorporated
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31279	33-0044608
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

10210 Genetic Center Drive
San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 410-8000
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Gen-Probe Incorporated 2007 Executive Bonus Plan and 2009 Performance Goals
     On February 8, 2007, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Gen-Probe Incorporated (the “Company”) adopted The Gen-Probe Incorporated 2007 Executive Bonus Plan (the “Executive Bonus Plan”), subject to approval by the Company’s stockholders at the Company’s 2007 annual meeting of stockholders. On May 31, 2007, at the Company’s 2007 annual meeting of stockholders, the Company’s stockholders approved the Executive Bonus Plan. The Executive Bonus Plan is intended to permit the payment of awards that qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). A description of the Executive Bonus Plan is contained in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 14, 2007, which description is incorporated herein by reference pursuant to Instruction B.3 of Form 8-K. The description of the Executive Bonus Plan is qualified in its entirety by reference to the Executive Bonus Plan attached as Exhibit 10.98 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 2, 2007.
     On February 12, 2009, the Compensation Committee determined that the Company’s Chief Executive Officer (“CEO”), President and Chief Operating Officer (“COO”), and Executive Vice President (“EVP”) and Chief Scientist (collectively, the “Covered Employees”) would participate in the Executive Bonus Plan for the 2009 calendar year. The 2009 target bonus for the Company’s CEO is an amount equal to 75% of his annual base salary as of December 31, 2009, the 2009 target bonus for the Company’s President and COO is an amount equal to 60% of his annual base salary as of December 31, 2009, and the 2009 target bonus for the Company’s EVP and Chief Scientist is an amount equal to 40% of his annual base salary as of December 31, 2009 (such target bonus amount, as applicable to each Covered Employee, the “Target Bonus Amount”).
     On February 12, 2009, the Compensation Committee also established four performance goals (collectively, the “Performance Goals”) for each Covered Employee for the 2009 calendar year performance period, which consist of: (1) the attainment of an adjusted earnings per share target (the “EPS Target”); (2) the attainment of an adjusted revenue growth target (the “Revenue Target,” and together with the EPS Target, the “Financial Performance Targets”); (3) the accelerated development of the Company’s development-stage PANTHER instrument (the “Instrumentation Target”); and (4) the strategic acquisition of new companies, products and technologies (the “Acquisition Target,” and together with the Instrumentation Target, the “Operational Performance Targets”).
     Each Covered Employee will be eligible to receive a bonus for the 2009 performance period equal to (a) the Covered Employee’s Target Bonus Amount, multiplied by (b) the Company Performance Factor (the “CPF”), which is a specified percentage that is applied to each Covered Employee’s target bonus and is based on the achievement of the Performance Goals. Each of the Performance Goals will represent a specific portion of the overall CPF value. A CPF value of between 80% and 150% may be awarded for each Performance Goal if at least a specified threshold performance level for that Performance Goal is achieved. The precise achievement of a Performance Goal will result in a CPF value of 100% for that Performance Goal. Any achievement of less than the specified threshold performance level for any particular Performance Goal will result in a 0% CPF value for that Performance Goal.
     The Compensation Committee retains discretion under the terms of the Executive Bonus Plan to reduce or eliminate (but not increase) that portion of the bonus, if any, payable to each Covered Employee in respect of the Financial Performance Targets that otherwise would be payable to participants based on actual performance. Separately, the Compensation Committee has the discretion to award a supplemental bonus outside of the Executive Bonus Plan based on outstanding individual performance. That portion of the bonus (if any) payable to each Covered Employee in respect of the Operational Performance Targets will not be paid pursuant to the Executive Bonus Plan and will not constitute qualified performance-based compensation for purposes of Section 162(m), but will be payable outside of the Executive Bonus Plan subject to the same terms and conditions as are set forth in the Executive Bonus Plan.

The 2009 Gen-Probe Employee Bonus Plan
     On February 12, 2009, the Compensation Committee adopted the 2009 Gen-Probe Employee Bonus Plan (the “Bonus Plan”). The Bonus Plan provides for the payment to eligible employees, including the Company’s named executive officers other than the Covered Employees, of cash incentive compensation for fiscal 2009 performance. The Bonus Plan was adopted by the Compensation Committee as part of its regular review of the Company’s annual bonus programs.
     Each participant in the Bonus Plan is assigned, according to employee position, a target cash bonus amount expressed as a percentage of his or her annual base salary. For each of our eligible named executive officers, the target bonus amount under the Bonus Plan is 35% of annual base salary as of December 31, 2009.
     Bonuses are calculated under the Bonus Plan based on the following two factors:
•	Company Performance Factor (CPF). The CPF value for all Company employees eligible to receive a bonus under the Bonus Plan (including named executive officers other than the Covered Employees) will be the same overall CPF value awarded to Covered Employees and calculated as described above. The CPF value will be applied to a portion of each participant’s target bonus.

•	Individual and Team Performance Factor (ITPF). The ITPF is a percentage between 0% and 150% that is applied to a portion of each participant’s target bonus. Each participant will be assigned an ITPF percentage based on the assessment of his or her overall performance, including performance on functional teams at the Company.
     Examples of bonus calculations incorporating the foregoing factors are included in the Bonus Plan. Based on this bonus calculation, a participant may receive between 0% and 150% of his or her target bonus amount.
     The Compensation Committee is responsible for administering the Bonus Plan, except that the Company’s CEO shall act as administrator for purposes of approval of bonus payments to employees other than executive officers. As administrator, the Compensation Committee, or the Company’s CEO in the case of bonus payments to employees other than executive officers, may adjust the final bonus amount for any participant, as it deems appropriate. Participants must be employed by the Company on December 31, 2009 and on the date of bonus payment (expected within 90 days of fiscal year end) to receive a bonus under the Bonus Plan.
     The foregoing summary of the Bonus Plan is qualified in its entirety by reference to the terms of the Bonus Plan, which will be filed by the Company as an exhibit to its Quarterly Report on Form 10-Q for the period ending March 31, 2009. The Company intends to submit a Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that it be permitted to redact certain portions of the Bonus Plan.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2009	GEN-PROBE INCORPORATED
	By:	/s/ R. William Bowen
R. William Bowen
Senior Vice President, General Counsel and Corporate Secretary